EXHIBIT 99.2

IZEA Announces Pricing of its Public Offering of Common Stock

ORLANDO, FL (June 28, 2018) - IZEA, Inc. (the “Company” or “IZEA”)(NASDAQ: IZEA), operator of IZEAx®, the premier online marketplace connecting brands and publishers with influential content creators, announced today the pricing of its previously announced underwritten registered public offering of 3,556,000 shares of its common stock at a public offering price of $1.00 per share, for total gross proceeds of $3,556,000. The net proceeds, after underwriting discounts, but before estimated expenses of the offering payable by IZEA, are expected to be $3,283,920. All shares of common stock to be sold in the offering will be sold by IZEA. The offering is expected to close on or about July 2, 2018, subject to the satisfaction of customary closing conditions.

IZEA intends to use the net proceeds from the offering to finance the costs of acquiring competitive and complementary companies, technologies and assets as part of its growth strategy, and for working capital and general corporate purposes.

Craig-Hallum Capital Group LLC is acting as the sole managing underwriter for the offering.

The offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-212247) filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 24, 2016, which became effective on June 30, 2016. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the offering were filed with the SEC on June 27, 2018 and may be obtained by visiting the SEC’s website at www.sec.gov or by contacting Craig-Hallum Capital Group LLC, 222 South Ninth Street, Suite 350, Minneapolis, Minnesota 55402, by telephone at 612-334-6300 or by email at prospectus@chlm.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release does not constitute an offer to sell or solicitation of an offer to buy any securities in the offering. Nor shall there be any sale of these securities in any state or jurisdiction in which such offering, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About IZEA

IZEA operates IZEAx, the premier online marketplace that connects marketers with content creators. IZEAx automates influencer marketing and custom content development, allowing brands and agencies to scale their marketing programs. IZEA influencers include everyday creators as well as celebrities and accredited journalists. Creators are compensated for producing unique content such as long and short form text, videos, photos, status updates, and illustrations for marketers or distributing such content on behalf of marketers through their personal websites, blogs, and social media channels. Marketers receive influential content and engaging, shareable stories that drive awareness. For more information about IZEA, visit https://izea.com/.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These forward-looking statements, and terms such as “anticipate,” “expect,” “intend,” “may,” “will,” “should,” or other comparable terms, are based largely on IZEA's expectations and are subject to a number of risks and uncertainties, certain of which are beyond IZEA's control. Actual results could differ materially from these forward-looking statements as a result of, among other factors, competitive conditions in the content and social sponsorship segment in which IZEA operates, failure to popularize one or more of the marketplace platforms of IZEA, inability to raise sufficient capital when needed for both operations and growth initiatives, including through this offering, and changing economic conditions that are less favorable than expected. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this press release will in fact occur.

Press Contact
Justin Braun
Manager, Corporate Communications
IZEA, Inc.
Phone: 407-674-6911
Email: justin.braun@izea.com